UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2019, the Board of Directors (the “Board”) of Document Security Systems, Inc. (the “Company”) elected each of Samson Lee and José Escudero as non-executive and independent members of the Company’s Board.

Mr. Lee, 48, co-founded STO Global X, a technology and service provider for security token exchange solutions, in December 2017. He has also served as the Chief Crypto-Economic Advisor for Gibraltar Stock Exchange and Gibraltar Blockchain Exchange since September 2017. In November 2016, Mr. Lee founded Coinstreet Partners, a consultancy firm focused on blockchain, fintech, cryptocurrency and digital assets, and has served as its Chief Executive Officer since inception. Mr. Lee previously served as Managing Director at uCast Global Asia from December 2015 through November 2016. Mr. Lee also served as the Executive Vice President of the Greater China region at Movideo from June 2015 through December 2015 and as Vice President and General Manager of the Greater China and South Asia Pacific regions at NeuLion Inc. from July 2008 through June 2015. Mr. Lee received his Bachelor of Commerce degree from the University of Toronto and his MBA and MS degrees from the Hong Kong University of Science and Technology.

Mr. Escudero, 44, has served as the Managing Partner at BMI Capital Spain since September 2013. Previously, Mr. Escudero served as Principal at Hallman & Burke from July 2009 through September 2013. Mr. Escudero has a B.Sc. in Economics from the Francisco de Vitoria University and a Master’s degree in Corporate Finance and Investment Banking from the Options & Futures Institute.

Messrs. Lee and Escudero shall be paid $12,000 annually pursuant to the Company’s independent director compensation program and shall receive $1,000 for each Board meeting and $500 for each Board subcommittee meeting which they attend.

There is no arrangement or understanding with Messrs. Lee or Escudero, and any other person pursuant to which either was elected as a director of the Company. There is no family relationship between them and any director or executive officer of the Company, and neither is a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On August 7, 2019, the Company issued a press release announcing the appointments of Messrs. Lee and Escudero. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: August 7, 2019	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer and Interim Chief Financial Officer